Exhibit 10.16.2
SECOND MODIFICATION TO LOAN AND SECURITY AGREEMENT

     This Second Modification to Loan and Security Agreement (this “Modification”) is entered into by and between ENERGY RECOVERY, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of May 29, 2008, at San Jose, California.
RECITALS
     This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:
     Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated March 27, 2008, as amended. The Loan and Security Agreement shall be referred to herein as the “Agreement.”
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.
AGREEMENT
     1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.
     2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.
          (a) Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “1.2 Adjusted Current Ratio” shall mean, as of an applicable date of determination, a ratio of Cash plus Eligible Accounts plus Inventory to Current Liabilities (excluding Subordinated Debt) plus (to the extent not already included therein) all Indebtedness to Bank including Letter of Credit Obligations.”
          (b) Section 1.12 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “1.12 ‘Eligible Accounts’ shall mean and includes those Accounts of Borrower which are due and payable within one hundred fifty (150) days, or less, from the date of invoice (including but not limited to any accounts receivable due to Borrower for work product or services completed for a customer but not yet invoiced because of a delay in linking the actual time for work completed to specific jobs and assembling a complete and comprehensive invoice), have been validly assigned to Bank and strictly comply with all of Borrower’s warranties and representations to Bank.”
          (c) Clause (a) of Section 6.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

     “6.17 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis, which shall be monitored on a quarterly basis, except as noted below:
          a. an Adjusted Current Ratio of not less than 1.10 to 1.00.”
     3. Recertification of Authority. Borrower certifies to Bank that:
          (a) the Restated Certification of Incorporation and Bylaws of Borrower delivered to Bank on or about December 1, 2005 remain in full force and effect and have not been amended, rescinded or repealed in any respect;
          (b) the Corporate Resolutions and Incumbency Certification of Borrower delivered to Bank dated on or as of March 7, 2008 remain in full force and effect and the officers shown on such Incumbency Certification as officers authorized to execute and deliver to Bank documents in connection with loan financings: (i) continue to hold, and be duly appointed to, the offices indicated thereon; and (ii) continue to be duly authorized to execute and deliver to Bank this Modification and any and all documents necessary to evidence indebtedness and obligations of Borrower to Bank; and
          (c) Borrower is in good standing in the Slate of Delaware and under each jurisdiction in which it is authorized to do business, including the State of California.
     4. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.
     5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.
     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

ENERGY RECOVERY, INC.		COMERICA BANK
By:	/s/ Tom Willardson	By:	/s/ not Legible
Its:	CFO	Its:	Corporate Banking Officer - Western Market
By:
Its: